EXHIBIT 12.1

906 Certification

June 27, 2003

Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549

Ladies and Gentlemen:

     The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Securities Exchange Act of 1934.

     Warren East, the Chief Executive Officer and Tim Score, the Chief Financial Officer of ARM Holdings plc, each certifies that, to the best of his knowledge:

1.	the Annual Report on Form 20-F (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ARM Holdings plc.

/s/ Warren East

Warren East
Chief Executive Officer

/s/ Tim Score

Tim Score
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ARM Holdings plc and will be retained by ARM Holdings plc and furnished to the Securities and Exchange Commission or its staff upon request.